SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

American Physicians Capital, Inc.
(Exact name of registrant as specified in its charter)

Michigan
(State or other jurisdiction of incorporation)

000-32057	38-3543910

(Commission File Number)	(IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (517)351-1150

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
Press Release dated November 6, 2003

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 99.1: Press Release, dated November 6, 2003

Item 12. Results of Operation and Financial Condition.

     On November 6, 2003, American Physicians Capital, Inc. (the “Company”) issued a press release stating that the announcement of its financial results for the third quarter of 2003 is being delayed until after market close on Wednesday, November 12, 2003 and the related conference call is being delayed until Thursday November 13, 2003 at 10:00 a.m. Eastern time. The Company also announced that it would announce a substantial loss for the quarter. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 7, 2003	AMERICAN PHYSICIANS CAPITAL, INC

/s/ William B. Cheeseman

By: William B. Cheeseman
Its: President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release, dated November 6, 2003